UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: September 20, 2012

ATP OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number: 001-32647

Texas	76-0362774
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4600 Post Oak Place, Suite 100 Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

(713) 622-3311

(Registrant’s telephone number, including area code)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on August 17, 2012, ATP Oil & Gas Corporation (the “Company”) filed a voluntary petition for relief (the “Bankruptcy Filing”) under Chapter 11 of Title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) Case No. 12-36187.

On September 20, 2012 but effective September 18, 2012, ATP East Med Number 1 B.V., a wholly owned, indirect subsidiary of the Company (“ATP East Med”), entered into an agreement (the “Option Agreement”) with Moncrief Oil International Inc. (“Moncrief”) pursuant to which ATP East Med granted to Moncrief, or an affiliate of Moncrief, an option for 90 days to purchase all of ATP East Med’s working interests in properties located in the Mediterranean Sea (the “Interests”). The Option Agreement also provides that the Company, subject to certain conditions, will sell to Moncrief all of its working interests in the same properties. The Option Agreement provides for a number of conditions, including (i) a mutually agreeable purchase and sale agreement containing normal and customary representations and warranties and indemnification provisions, (ii) satisfactory diligence, (iii) consent by the other working interests owners and (iv) Bankruptcy Court approval. If consummated, Moncrief will pay to ATP East Med an amount equal to all of ATP East Med’s expenses incurred with respect to the Interests, with a portion of such amount being distributed to ATP East Med’s trade creditors and other portions of such amount being distributed to ATP East Med over a 180 day period.

Moncrief may terminate the Option Agreement at any time without penalty if in its sole opinion the investment is not sound technically or commercially or it is unlikely to receive necessary approvals from the other working interest owners or the Israeli Ministry of Energy and Water Resources. ATP East Med may terminate the Option Agreement at any time without penalty if an Israeli court issues an order requiring that all or any part of the Interests be sold to another party.

ATP East Med was not a party to the Bankruptcy Filing.

The foregoing summary of the Option Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Option Agreement, which is attached hereto as Exhibit 10.1, and any order entered by the Bankruptcy Court.

Item 7.01. Regulation FD Disclosure.

The Bankruptcy Court has approved an amendment to the Company’s Senior Secured Super Priority Priming Debtor in Possession Credit Agreement (the “DIP Credit Agreement”), which the parties thereto are working to finalize. In connection with the amendment to the DIP Credit Agreement, the Company filed with the Bankruptcy Court certain revised projected financial information and hydrocarbon information (the “Projections”) that were provided to the lenders.

The Projections reflect numerous assumptions, including, among other things, with respect to (i) expectations regarding oil and natural gas markets in the U.S., U.K. and Israel, (ii) estimates of quantities of our proved reserves and the present value thereof, and the timing of future production of oil and natural gas, (iii) operational factors affecting the commencement or maintenance of producing wells, including catastrophic weather-related damage, unscheduled outages or repairs, or unanticipated changes in drilling equipment costs or rig availability, (iv) costs and other effects of legal and administrative proceedings, settlements, investigations and claims, (v) payment obligations on the Company’s debt instruments, (vi) retention of the Company’s management team and other key personnel, (vii) asset retirement obligations, (viii) general business and economic conditions, (ix) competitive forces, (x) the actions of regulatory agencies and governmental bodies and (xi) decisions regarding the timing of the Company’s capital projects. Many of these assumptions are beyond the Company’s control and some or all of the assumptions may not materialize. In addition, unanticipated events and circumstances with regard to any of the above assumptions or other matters not listed above may affect the Company’s actual financial results in the future.

The Projections are based upon an analysis of the data available to the Company at the time of the Projections and are not guarantees of actual results. Due to the uncertainties inherent in any projections, the Company’s management is unable to represent or warrant that the information contained in the Projections is without inaccuracies and no assurance can be given or is given that the Projections will be realized. Therefore, while the Projections are necessarily presented with numerical specificity, the actual results achieved for the projected periods may vary from the projected results and are subject to significant uncertainties, contingencies, risks and assumptions, many of which are beyond the Company’s control. These variations may be material. Accordingly, no representation can be made or is made with respect to the accuracy of the Projections or the Company’s ability to achieve the projected results, and the Projections should not be relied upon as a guaranty, representation or other assurance of the actual results that will occur.

The Company does not, as a matter of course, make public projections of its anticipated results of operations, financial position or cash flows. Accordingly, the Company disclaims any obligation to furnish updated projections to reflect any changed circumstances, including actual industry performance or the general economic or business climate or other matters affecting the Projections that differ from those upon which the Projections have been based.

The Projections were not prepared in accordance with standards for projections promulgated by the American Institute of Certified Public Accountants or with a view to comply with published guidelines of the Securities and Exchange Commission regarding projections or forecasts. Neither the Company’s independent registered public accountants, any other independent accountants nor its independent reserve engineers have compiled, examined or performed any procedures with respect to the Projections to determine the reasonableness thereof, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, the Projections.

A copy of the Projections is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On September 20, 2012, the Company filed with the Bankruptcy Court its monthly operating report for August 17, 2012 through August 31, 2012 (the “Monthly Operating Report”). A copy of the Monthly Operating Report is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Statement Regarding Financial and Operating Data

The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Report, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company. The Monthly Operating Report is limited in scope, covers a limited time period, and has been prepared solely for the purpose of complying with the monthly reporting requirements of the Bankruptcy Court. The Monthly Operating Report was not audited or reviewed by independent accountants, is in a format prescribed by applicable bankruptcy laws, and is subject to future adjustment and reconciliation. There can be no assurance that, from the perspective of an investor or potential investor in the Company’s securities, the Monthly Operating Report is complete. The Monthly Operating Report also contains information for periods which are shorter or otherwise different from those required in the Company’s reports pursuant to the Exchange Act, and such information might not be indicative of the Company’s financial condition or operating results for the period that would be reflected in the Company’s financial statements or in its reports pursuant to the Exchange Act. Results set forth in the Monthly Operating Report should not be viewed as indicative of future results.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. These statements involve certain risks and uncertainties that may be beyond our control and may cause our actual future results to differ materially from our current expectations both in connection with the Chapter 11 filings and the Company’s business and financial prospects. Statements of management’s expectations, including its desire to successfully restructure in order to position the Company for long term viability and success, to address its financial challenges, to address important issues in an orderly way and to make the Company stronger and more competitive are based on current assumptions and expectations. No assurance can be made that these events will come to fruition. We do not undertake to update our forward-looking statements. Factors that could affect our results include, but are not limited to: (i) the ability of the Company to continue as a going concern, (ii) the ability of the Company to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 case, (iii) the ability of the Company to prosecute, develop and consummate one or more plans of reorganization with respect to the Chapter 11 case, (iv) the effects of the Bankruptcy Filing on the Company and the interests of various creditors, equity holders and other constituents, (v) Bankruptcy Court rulings in the Chapter 11 case and the outcome of the cases in general, (vi) the length of time the Company will operate under the Chapter 11 case, (vii) risks associated with third-party motions in the Chapter 11 case, which may interfere with the ability of the Company to develop one or more plans of reorganization and consummate such plans once they are developed, (viii) the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity or results of operations, (ix) the ability to execute the Company’s business and restructuring plans, (x) increased legal costs related to the Company’s Bankruptcy Filing and other litigation, and (xi) the ability of the Company to maintain contracts that are critical to its operation, including to obtain and maintain normal terms with their vendors, customers, landlords and service providers and to retain key executives, managers and employees. In the event that the risks disclosed in the Company’s public filings and those discussed above cause results to differ materially from those expressed in the Company’s forward-looking statements, the Company’s business, financial condition, results of operations or liquidity, and the interests of creditors, equity holders and other constituents, could be materially adversely affected. The Company undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to the Company’s Form 10-K and Form 10-Q reports.

Additional information regarding the Bankruptcy Filings is available on the internet at www.atpog.com. Filings with the Bankruptcy Court and claims information are available at www.kccllc.net/atpog.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit	Exhibit Description

10.1	Agreement between ATP East Med Number 1 B.V. and Moncrief Oil International Inc.

99.1	Projections

99.2	Monthly Operating Report

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and thereunto duly authorized.

ATP Oil & Gas Corporation

Date: September 26, 2012	By:	/s/ Albert L. Reese Jr.
Albert L. Reese Jr. Chief Financial Officer

Exhibit Index

Exhibit	Exhibit Description

10.1	Agreement between ATP East Med Number 1 B.V. and Moncrief Oil International Inc.

99.1	Projections

99.2	Monthly Operating Report